Exhibit 3.4

AMENDED AND RESTATED BY-LAWS

OF

RUBINCON VENTURES INC.

ARTICLE I

OFFICES

The corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

The registered office of the corporation required by The General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal place of business of the corporation, and the address of the registered office may be changed from time to time by the Board of Directors of the corporation. The Board of Directors shall also have the power to appoint a new registered agent from time to time, and to terminate the services of an incumbent registered agent.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date as the Board of Directors may determine for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2. Special Meetings. Special meetings of all of the stockholders of the Corporation, may be called only by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

SECTION 3. Place Of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as a place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the corporation’s executive offices.

SECTION 4. Notice Of Meetings. Written or printed notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days, or in the case of a merger or consolidation not less than twenty (20) days, before the date of the meeting.

SECTION 5. Meeting Of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6. Fixing Of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors of the corporation may fix in advance a record date which shall not be more than sixty (60) days and not less than ten (10) days, before the date of such meeting. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of stockholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

SECTION 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten (10) days before such meeting, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal place of business of the corporation and shall be subject to inspection by any stockholder, and to copying at the stockholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

SECTION 8. Quorum. The holders of a third of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders; provided that if less than a third of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by statute or the Certificate of Incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at the meeting.

SECTION 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

SECTION 10. Voting Of Shares. Unless provided in the certificate of incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 11. Voting Of Shares By Certain Stockholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Any number of stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares by entering into a written voting trust agreement specifying the terms and conditions of such voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person, by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person, by agent or attorney, at any reasonable time for any proper purpose.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 12. Inspectors. At any meeting of stockholders, the presiding officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and shall be signed by him or by a majority of them if there be more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13. Meeting Leadership. The chairman of the board shall preside at all meeting of the stockholders. In the absence or inability to act of the chairman of the board, the chief executive officer, the president or the chief operating officer (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

SECTION 14. Order. Meetings of the stockholders need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate, in his or her sole discretion, to assure that the business of the meeting is conducted in an orderly manner.

SECTION 15. Consent Of Absentees. No defect in the noticing of a stockholders’ meeting will affect the validity of any action at the meeting if a quorum was present, and if each stockholder entitled to notice signs a written waiver of notice either before or after the meeting, such waivers, consents, or approvals are filed with the corporate records of made a part of the minutes of the meeting.

SECTION 16. Informal Action By Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure And Qualifications. The number of directors of the corporation shall be at least one (1) and no more than fifteen (15). A director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. Directors need not be residents of Delaware or stockholders of the corporation. The number of directors may be increased or decreased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, president, the chief operating officer, or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, postage prepaid, at least three (3) days before the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 7. Manner Of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Certificate of Incorporation.

SECTION 8. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 9. Resignation And Removal. Any director or member of a committee may resign at any time upon written notice to the Board of Directors, or to the president or secretary of the corporation. One or more directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote, provided that, if done at a meeting, the notice of such meeting states the name of the director or directors to be removed.

SECTION 10. Action Without A Meeting. Unless specifically prohibited by the Certificate of Incorporation, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with any other party.

SECTION 11. Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 12. Presumption Of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13. Meetings By Telephone. The Board of Directors or any committee thereof may conduct meetings through a conference telephone or other communications equipment by means of which each and all persons participating can hear the others, in accordance with the provisions of Section 141(i) of the General Corporation Law of the State of Delaware.

SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the stock or authorize the increase or decrease of the shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 15. Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by an committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

SECTION 1. Number. The officers of the corporation shall initially be a chairman, a chief executive officer, a president, a chief operating officer, a chief financial officer, a treasurer and a secretary, each of whom shall be elected by the Board of Directors, and such vice-presidents (who may be designated as Vice Presidents, Senior Vice Presidents or Executive Vice Presidents), assistant treasurers, assistant secretaries or other officers (the number thereof to be determined by the Board of Directors) as may be elected or appointed by the Board of Directors or appointed by the president. Any two or more offices may be held by the same person.

SECTION 2. Election of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a chief executive officer, a president, a chief operating officer, a chief financial officer, a treasurer, one or more vice-presidents and a secretary, as the Board of Directors shall determine. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide.

SECTION 3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4. Compensation and Contract Rights. The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

SECTION 5. Term. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors, or with respect to persons who have the title of vice president, but are not officers of the corporation, may be filled by the president.

SECTION 6. Chairman of the Board. The directors may from time to time appoint a chairman of the board who shall be a director. If appointed, the Board of Directors may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the chief executive officer or the president, and he shall, subject to the provisions of the Act, have such other powers and duties as the Board of Directors may specify. The chairman of the board shall act as chairman of all directors and stockholders meetings at which he is present. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the chief executive officer, the president, or the chief operating officer.

SECTION 7. Chief Executive Officer. The chief executive officer shall be the ultimate decision-making officer of the corporation. He shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 8. President. The President shall be charged with the general supervision of the business and affairs of the Corporation. He shall be ex officio a member of all standing committees and, if no chairman of the board has been appointed, or if appointed is not present, chairman of all meetings of shareholders and of all meetings of directors of the Corporation, if a director. He shall perform all duties incident to his office and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

SECTION 9. Chief Operating Officer. The chief operating officer shall be in charge of the day-to-day operations and other such duties assigned to the chief operating officer by the Board of Directors or the chief executive officer. The chief operating officer shall perform other duties commonly incident to the office of chief operating officer as may be prescribed by the Board of Directors from time to time.

SECTION 10. The Vice-Presidents. The vice presidents shall perform duties commonly incident to their office and shall also perform such other duties and have such other powers as the chief executive officer, the president or the Board of Directors shall designate from time to time.

SECTION 11. The Chief Financial Officer. If required by the Board of Directors, the chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The chief financial officer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these by-laws; (b) in general perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to the chief financial officer by the chief executive officer, the president or by the Board of Directors.

SECTION 12. The Treasurer. The treasurer shall assist the chief financial officer in the discharge of his duties and shall perform duties commonly incident to the office of treasurer and shall also perform such other duties and have such other powers as the chief executive officer, the president, the chief financial officer, or the Board of Directors shall designate from time to time.

SECTION 13. The Secretary And Assistant Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates For Shares. Certificates representing shares of the corporation shall be signed by the chief executive officer or the president or by such officer as shall be designated by resolution of the Board of Directors and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation, if the corporation uses a seal. If both the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under the laws of the State of Delaware, and the par value of such shares or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class, or of series within a class, the certificate shall also contain such information or statement as may be required by law.

The name and address of each stockholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 2. Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed the Board of Directors, the president or the chief financial officer may in their discretion,

except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

SECTION 3. Transfers Of Shares. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, the certificate or certificates representing such shares shall be surrendered for cancellation. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE IX

SEAL

The corporation may in its discretion determine to use a corporate seal. If a corporate seal is used, the corporate seal shall have inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XI

RECORDS AND REPORTS

SECTION 1. Inspection Of Books And Records. All books and records provided for by statute shall be open to inspection of the stockholders from time to time and to the extent provided by statute, and of otherwise. Any director may examine such books and records at all reasonable times.

SECTION 2. Closing Stock Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding sixty (60) days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

ARTICLE XII

AMENDMENTS

Either the stockholders or the Board of Directors shall have the power to make, alter, amend, or repeal these By-Laws, unless reserved to the stockholders by the Certificate of Incorporation. These By-Laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the Certificate of Incorporation.

ARTICLE XIII

CONSTRUCTION OF TERMS

The use of singular and plural words and terms, and of the male or female gender, in these By-Laws may be construed and applied alternatively in accordance with the facts and circumstances existing at the time of construction and application of such words and terms.

ARTICLE XIV

INDEMNIFICATION OF OFFICERS,

DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. Nature Of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article XIV shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2. Procedure For Indemnification Of Directors And Officers. Any indemnification of a director, officer, employee, fiduciary or agent of the corporation under Section 1 of this Article XIV or advance of expenses under Section 5 of this Article XIV shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee, fiduciary or agent. If a determination (as defined in the General Corporation Law of the State of Delaware) by the corporation that the director, officer, employee, fiduciary or agent is entitled to indemnification pursuant to this Article XIV is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article XIV shall be enforceable by the director, officer, employee, fiduciary or agent in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article XIV.

SECTION 5. Expenses. Expenses incurred by any person described in Section 1 of this Article XIV in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 6. Employees And Agents. Persons who are not covered by the foregoing provisions of this Article XIV and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

SECTION 7. Contract Rights. The provisions of this Article XIV shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article XIV and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article XIV or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

SECTION 8. Merger Or Consolidation. For purposes of this Article XIV, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XIV with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.